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EX 10.76.2


                  JOINT VENTURE AGREEMENT

     THIS JOINT VENTURE AGREEMENT is entered into on this 9th day of July, 1997, by and between Emeritus
Corporation, a corporation organized under the laws of the State of Washington, U.S.A. ("Emeritus"), and Sanyo
Electric Co., Ltd., a corporation organized under the laws of Japan ("Sanyo").

     (Emeritus and Sanyo may from time to time be hereinafter referred to collectively as the "Parties" and individually as the "Party").

                       RECITALS

     A. Sanyo and Emeritus, either directly or through subsidiaries, desire to establish a joint venture in order to provide senior housing in the county of Japan, with an aim of establishing a leadership position in Japan in this market.

     B. This Agreement is designed to create such joint venture and to provide for its existence and operation.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Parties agree as follows:

l. FORMATION, PURPOSES, AND DURATION

     L.1 FORMATION AND NAME

          1.1.1 FORMATION

     The Parties hereby agree to form a joint venture
(the "Company") in such business form as will meet their mutual tax and operational purposes. It is contemplated that the Company will be organized in the form of a Japanese Kabushiki Kaisha. To the extent permitted by Japanese law and practice, the articles of incorporation of the Company shall provide each Party the protections set forth herein.

           1.1.2 NAME

     The name of the Company shall be "Sanyo Emeritus
Corporation," expressed in the Japanese language.
Following incorporation, the Parties shall cause the Company to file a registration for the trade names, trademarks, and/or service marks agreed upon between the Parties. Neither Party shall use the name of the other Party outside of the Company's business without such other Party's permission. In the event that either
Party withdraws from the Company for any reason whatsoever, the other Party shall take all necessary steps to cause the Company to change its corporate name so as to exclude therefrom the name of the withdrawing
Party or any name similar thereto.

     1.2 EFFECTIVE DATE

     The date on which this Agreement shall be effective and binding ("Effective Date") shall be the date first above written.

     1.3 PURPOSES AND SCOPE OF THE COMPANY

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          1.3.1 BUSINESS PURPOSE

     The Company shall be formed for the purpose, without limitation, of developing, owning, and operating senior housing and long-term care facilities in the country of Japan (which purpose shall hereinafter be referred to as the "Business Purpose").

          1.3.2 GENERAL AUTHORITY

     In order to carry out the Business Purpose of the Company set forth in
Section 1.3. l, the Company may, to the extent permitted by the laws of Japan, acquire, own, lease and operate property, enter into contracts, hire personnel, and undertake and do all other lawful acts necessary for or incidental to the purposes set forth in Section
1.3.1.

     1.4  SCOPE OF PARTY'S AUTHORITY

     Except as otherwise expressly and specifically provided for in this Agreement, neither of the Parties shall have any authority to bind or act for, or assume any obligation or responsibility on behalf of the other
Party or the Company. This Agreement shall not be deemed to create a partnership between the Parties with respect to any activities other than the activities within the scope of the Business Purpose of the Company.

      1.5 PRINCIPAL PLACE OF BUSINESS

      The initial principal place of business of the Company shall be located either at Sanyo's corporate headquarters in Osaka, Japan, or an alternate address suggested by Sanyo and mutually agreed to by the Parties.

     1.6 TERM

     This Agreement shall commence as of Effective
Date, and shall continue until terminated in accordance with Article 9 of this Agreement. The Parties contemplate that the Company will require some time before it can be determined whether the Company will succeed or not. Accordingly, except pursuant to the termination provisions of this Agreement, each Party hereby agrees not to withdraw from the Company or to dissolve, terminate, liquidate or petition a court for the dissolution, termination or liquidation of the Company, and neither of the Parties at any time shall have the right to petition or to take any action to subject the Company assets or any part thereof to the authority of any court of bankruptcy, insolvency, receivership or similar proceedings, until the Company shall have operated for at least five years.

2. OWNERSHIP; DUTIES OF THE PARTIES

     2.1 OWNERSHIP OF THE COMPANY; DUTIES OF THE
     PARTIES

     The Parties shall have the following percentage interest in the Company (which respective percentage interest of each Party shall hereinafter be referred to as its
"Holding Ratio"):

               Emeritus                       Sanyo
               -----------                      -------
                 --
                  50%                            50%

     2.2 DUTIES OF EMERITUS

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     Emeritus shall, at its own cost and expense, do
     the following:

           2.2.1 CAPITAL

     Promptly after the Effective Date and upon a date mutually agreed to beforehand between the Parties, Emeritus shall contribute cash in the amount of 25 million yen.

           2.2.2 EMERITUS KNOW-HOW

     Subject to the confidentiality provisions of this Agreement, and promptly after the Effective Date and from time to time during the term of this Agreement, Emeritus shall make available to the Company such technical assistance, advice and know-how owned by Emeritus necessary or desirable to develop, construct and operate senior housing and long-term care facilities (hereinafter referred to as the "Emeritus
Know how"). Except as otherwise specifically provided herein, the Emeritus Know-how is to be used exclusively for the Parties' joint business in Japan and for no other purposes. Such know how will be provided in the English language. Any Japanese translation will be approved by Emeritus and be completed in the United
States.

          2.2.3 MANAGEMENT SERVICES

     Emeritus shall, from time to time during the term of this Agreement, provide the Company with management assistance and consulting services in the development and operation of the senior housing facilities.

     2.3 DUTIES OF SANYO

     Sanyo shall, at its own cost and expense, do the following:

          2.3.1 CAPITAL

     Promptly after the Effective Date and upon a date mutually agreed to beforehand between the Parties, Sanyo shall contribute cash in the. amount of 25 million yen.

          2.3.2 SANYO KNOW-HOW

     Subject to the confidentiality provisions of this Agreement, and promptly after the Effective Date and from time to time during the term of this Agreement, Sanyo shall make available to the Company such technical assistance, advice and know-how owned by Sanyo necessary or desirable to establish, manage and operate the Company (hereinafter referred to as the "Sanyo Know-how"). Except as otherwise specifically provided herein, the Sanyo Know-how is to be used exclusively for the Parties' joint business in Japan and for no other purposes.

           2.3.3 MANAGEMENT SERVICES

     Sanyo shall, from time to time during the term of this Agreement, provide management assistance and consulting services in the management and operation of the Company.

           2.3.4 PROPERTY LOCATION

      Sanyo shall cooperate to find suitable locations for the Company, or to make certain real property locations available to the Company on a long-term ground lease basis upon mutually

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agreed reasonable terms. It is contemplated that such
ground leases will have a term of at least 30 years, with options to renew for additional periods.

     2.4 PROJECT SELECTION

     The Parties shall discuss and agree on each project on a case by case basis pursuant to plans and specifications agreed to by the Parties and pursuant to the approved Budget and Business Plan (as defined in Section 3.2 hereof.

3. MANAGEMENT; FINANCING

     3.1 MANAGEMENT OF THE COMPANY

     The Company shall be managed by a Board of Directors as set forth below.

          3.1.1 BOARD OF DIRECTORS

     For purposes of exercising their management and control of the Company, each Party shall designate two persons to serve on the board of directors of the Company (hereinafter referred to as the "Board of Directors"). The initial directors appointed by Emeritus shall be Dan Baty and Frank Ruffo. The initial directors appointed by Sanyo shall be Yasusuke Tanaka and Kentaro Haga.

     When the phrase "Approved by the Board of Directors" is used in this Agreement, such phrase shall mean approval by the Board of Directors. Resolutions of the Board of Directors shall require the affirmative vote of a majority of the total number of directors in office. The Parties may also adopt written resolutions signed by all of the directors in lieu of meetings.

     In the event of any need for approval or other action by the Board of Directors, each Party shall use its best efforts to respond within twenty (20) days of the date such Party is notified of the need for such approval or action as provided in Section 10.2 hereof but in no event later than thirty (30) days after such notice.

     The Board of Directors shall meet either in person or by such technological means as video conference (to the extent permissible under the laws of Japan) at least quarterly. 'The place of the meetings shall be determined by the Parties. All reasonable expenses of the Parties incurred in attending such meetings shall be paid for by the Company.

           3.1.2 PRESIDENT AND VICE PRESIDENT

      The President and Representative Director of the
Company shall be designated from among the directors appointed by Sanyo. The initial President and Representative Director of the Company shall be Kentaro
Haga. The Vice President and Representative Director of the Company shall be designated from among the Directors appointed by Emeritus. The initial Vice
President and Representative Director of the Company shall be Frank Ruffo. The President and Vice President shall hereinafter be referred to as "Company
Representatives."

          3.1.3 STATUTORY AUDITORS

     The Company shall have two (2) statutory auditors, one designated by Sanyo and the other by Emeritus.
Initial statutory auditors of the Company shall be Fumio Ohara and Ray

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Brandstrom.

          3.1.4 MAJOR DECISIONS

     No acts shall be taken, sum expended, decision made or obligation incurred by the Company with respect to a matter within the scope of any of the major decisions enumerated below (the "Major Decisions") unless and until the same has been Approved by the Board of Director's or expressly delegated by the Parties in writing (provided, however, that in the event that Japanese law requires t e approval of such Major Decision by the shareholders of the Company in a General Meeting. then such approval by the shareholders in a General Meeting shall also be required). The Major
Decisions shall include the following:

     (a) Bidding on or entering into any contract not included in the Budget involving annual expenditures in excess of ten million yen;

     (b) Acquiring any equipment or other personal properly or selling or otherwise disposing of the same whose cost (in the case of acquisition) or book value (in the case of sale or disposition) is in excess of twenty million yen;

     (c) Entering into any insurance contract or varying or change any portion of the insurance program authorized by the Parties;

     (d) Entering into a lease or acquisition of real properly or interest therein;

     (e) Approving the Budget or the Business Plan;

          The making of any expenditure or incurring any obligation which when added to the other expenditures for the fiscal year of the Company substantially ("substantially" being defined as ten million yen or more) exceeds the Budget or any line item specified in the Budget;

     (g) Pledging or otherwise mortgaging any of the assets of the Company;

     (h) The adoption of any logos, trade names, service marks or trademarks for use by the Company;

     (i) Selecting or varying depreciation and accounting methods and making other decisions with respect to treatment of various transactions for income tax purposes or other financial purposes not otherwise specifically provided for herein, provided that such methods and decisions shall be consistent with other provisions of this Agreement;

     (j) Determining whether or not distributions should be made to the Parties;

     (k) Retention of counsel for the Company or institution of any legal action;

     (1) Making any other expenditure or incurring any obligation by or on behalf of the Company involving a sum in excess of ten million yen;

     (m) The content and timing of public announcements relative to the Company, except to the extent disclosures are required by applicable law or regulation either in the United States or Japan;

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     (n) Borrowing money in excess of ten million yen;

     (o) The hiring of any manager of a facility of the Company and his compensation; or

     (p) Any other decision or action which materially effects the Company or its assets or operations.

     3.2 BUSINESS PLAN; BUDGETS

     The Board of Directors will cooperate in preparing or causing to be prepared a business plan for the Company which sets forth the anticipated plan for the business of the Company, together with financial projections therefor (the "Business Plan"). In order to accomplish the Business Plan, the Board shall discuss and decide upon a budget ("Budget") setting forth the estimated receipts and expenditures (capital, operating and other) of the Company for the period covered by the Budget. In the event up-front payments or deposits are received from customers, the Parties agree to allocate a certain amount of such up-front payments or deposits toward anticipated operating capital needs of the Company, including repayment of loans to the Company.
The Board of Directors shall review and adjust the Budget on a semiannual basis. When Approved by the Board of Directors, the Company Representatives shall be authorized, without the need for further approval by the Board of Directors, to make expenditures and incur the obligations provided for in the Budget to such extent and in such manner as permitted by Japanese law.
Travel and lodging expense not reflected in the Budget incurred by either Party for its own purposes, rather than on behalf of the Company, shall not be reimbursed by the Company but shall be borne by the Party in question. The Parties will confer relative to unanticipated expenses incurred by either Party on legitimate Company business with the intent that such expenses shall be reimbursed.

     3.3 COMPENSATION AND REIMBURSEMENT OF PARTIES

     Full-time employees and Company Representatives shall, upon the completion of all necessary procedures, if any, in accordance with Japanese law, be compensated by the Company as provided in the Budget. Initially, it is contemplated that there will be only one full-time
Company Representative who shall be the President of the Company. However, in the event that employees of either Party are needed for other than brief periods of time, the Parties contemplate that the Company will pay for such employee's time in such amounts as the Parties shall mutually agree, provided, however, that requisite approvals, if any, required by Japanese law, shall first be obtained. Except as may be expressly provided for herein or Approved by the Board of Directors, no payment will be made by the Company to any Party for the services of such Party or any member, shareholder, director or employee of such Party. Each of the Parties agrees that it shall not be entitled to reimbursement from the Company or from the other Party for any expenditures incurred by that Party in connection with this Agreement or the Company prior to the execution of this Agreement, except insofar as such reimbursement is agreed upon by the Parties separately hereto. Following the execution of this Agreement, Parties shall be reimbursed for such expenses as are included within the Budget or otherwise permitted by the provisions of this Agreement.

     3.4 CONTRACTS WITH RELATED PARTIES

     The Company shall not contract with any individual or entity related to or affiliated with either Party unless such agreement or arrangement and the nature of the relationship or affiliation has been disclosed to the other Party, and that Party's consent obtained.

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     3.5 NONCOMPETITION

           3.5.1 DURING TERM OF AGREEMENT

     In order to maximize the success of the Company, the Parties wish to avoid any inherent conflicts of interest by committing to channel through the Company a11 of their business of senior housing and long-term care facilities in Japan. Neither of the Parties shall undertake any business or undertakings which are directly or indirectly competitive in Japan with the Business Purpose of the Company set forth in Section
1.3.1. In the event that Sanyo desires to conduct any senior housing and long-term care operations outside of Japan, Sanyo agrees to give Emeritus first right of refusal to participate in such business on terms similar to those set forth in this Agreement or otherwise mutually agreed to by the Parties. The
Parties are free to engage in other businesses not conflicting with the Business Purpose of this Company.

          3.5.2 AFTER TERMINATION OF AGREEMENT

     If either Party is responsible for an Event of Default which results in either the termination or dissolution of the Company or the sale of such defaulting Party's Interest in the Company (as described in Section 7.2 hereof), the defaulting Party, either itself or through its affiliates, shall not engage in any business competitive with the Business
Purpose of the Company in Japan for a period of seven years following the termination, dissolution, or sale, and the nondefaulting Party shall be released from this noncompetition obligation and is free to engage in any activity substantially similar to the Company's business within Japan. In the event the Parties jointly agree to terminate or dissolve the Company, the Parties are free to engage in businesses competitive with the Company.

          3.5.3 PURCHASE OF A PARTY'S INTEREST

     If a Party's entire interest in the Company is purchased pursuant to Section 6.2 hereof and this Agreement terminates as a result thereof the Party whose interest was not purchased shall be released from this noncompetition obligation and is free to engage in any activity substantially similar to the Company's business in Japan. 'The non-competition obligation set forth in Section 3.5.2 shall bind the Party which sells its interest pursuant to Section 6.2.

           3.5.4 SURVIVAL

     Except as otherwise specifically provided in this
Section 3.5, the noncompetition obligation set forth in the second sentence of Section 3. 5.1 hereof shall survive the termination of this Agreement for a period of seven years.

      3.6 SCOPE OF AUTHORITY; INDEMNIFICATION

      Neither of the Parties shall, without the consent of the other Party, take any action on behalf of or in the name of the Company, or enter into any commitment or obligation binding upon the Company, except otherwise specifically provided herein. Each Party shall indemnify and hold harmless the other Party and its affiliates, directors, and officers against any and all claims, demands, losses, damages, liabilities, lawsuits and other proceedings, judgments and awards, and costs and expenses (including but not limited to reasonable attorneys' fees), arising directly or indirectly, in whole or in part, of any breach of the foregoing provisions by such Party or its affiliates, officers, agents or employees.

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     3.7 FINANCING

     The Parties agree that any financing input or support for the Company that cannot be effected from the shareholders' capital contributions, reserved profits or financing obtained by the Company from financial and other institutions shall be arranged by the Parties. The Parties agree that each project shall be decided on a case by case basis, with the relative financing obligations being laid out in the Budget and Business Plan for each project. No project shall proceed until the Parties have reached agreement on the Budget for that particular project.

     3.8 DIVIDEND POLICY

     It is agreed that, in principle, the Company shall, after making appropriate provision for the Company's obligations and setting aside the reserve contemplated for the Company's future capital investment, pay such dividends as determined by the Board of Directors in accordance with sound management policies and approved by the shareholders of the Company in a General Meeting.

4. ACCOUNTING AND OTHER RECORD KEEPING

     4.1 FISCAL YEAR

     The fiscal year of the Company shall conclude on March 31 of each year.

      4.2 ACCOUNTANTS TO THE COMPANY

     As a general rule, accounting services and preparation of financial statements for the Company shall be done by the Company. If necessary for U.S.
accounting or public reporting purposes, Emeritus may require that the Company provide audited financial statements. The Japanese independent certified public accounting firm of Chuo Kaikei shall act as the independent certified public accountants to the Company if such service is required.

      4.3 ACCOUNTING AND INTERNAL CONTROLS

      The Parties shall cause the management of the Company to conduct the business of the Company at all times in accordance with high standards of business ethics. The Company shall maintain separate books and accounts in accordance with generally accepted Japanese accounting principles consistently applied, and specifically, shall:

     (a) maintain full and accurate books and accounts which shall, in reasonable detail, accurately and fairly reflect a11 transactions of the Company;

     (b) devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that all (i) transactions are executed in accordance with general or specific authorizations and
(ii) transactions are recorded as necessary to permit preparation of all tax returns and financial statements in conformity with generally accepted accounting principles, to ensure compliance with all relevant governmental regulations regarding such matters and to maintain accountability for assets; and

     (c) work cooperatively to structure transactions to limit, as far as reasonable commercial and business considerations permit, the generation of substantial costs to Emeritus in connection with its duty to consolidate the Company's financial statements with those of Emeritus under U.S.

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reporting requirements.

      4.4 FINANCIAL AND BUSINESS INFORMATION AND TAX
      RETURNS

      The Company Representatives of the Company shall:

     (a) make available to a11 members of the Board of Directors on a regular basis, and as reasonably requested, a11 such information and/or documents as may be required to permit the Board of Directors to make informed judgments with respect to the financial status of the Company and all other relevant matters of interest to it;

      (b) within 50 days after the end of each fiscal year, provide the Board of Directors with regular annual audited financial statements prepared by the Company's certified independent public accountants that shall include a statement of profit and losses and a balance sheet for the year then ended, and include such other appropriate financial information reasonably requested by the Parties;

      (c) cause to be prepared within a reasonable time after each September 30, unaudited interim financial statements reflecting profit and loss, changes in financial position and a balance sheet for such interim period; and

      (d) cause to be prepared and filed before delinquency all necessary tax returns and all other informational and financial reports and records required by any governmental entity.

     4.5 BANK ACCOUNTS

     All funds of the Company shall be deposited in the Company's separate name in separate bank accounts and shall be withdrawn only upon the use of the seal of persons authorized by the Board of Directors or in accordance with the procedures set forth in the Business Plan. In all cases, the Company's accounts shall be maintained separately from the bank account of each Party.

     4.6 LOCATION AND RIGHTS OF INSPECTION

     The Company's books and records of account shall be kept and maintained at all times at the principal place of business of the Company as designated by the Parties pursuant to Section 1.5 of this Agreement. Each
Party and its authorized representative shall have the right to inspect, examine and copy the books, records, files, and other documents of the Company at all reasonable times.

5. CONFIDENTIALITY

     5.1 SANYO CONFIDENTIALITY OBLIGATIONS

     Sanyo hereby acknowledges and agrees that, through the Parties' mutual participation in the joint venture, Emeritus has shared and will share with Sanyo certain Confidential
Information (as such term is defined with respect to Emeritus in Section 5.5.1 hereof. Sanyo agrees not to disclose Confidential Information received directly or indirectly from Emeritus or to use such Confidential
Information except for the purposes and within the restrictions set forth in this Agreement. Sanyo agrees that the Confidential Information provided by Emeritus hereby and through any related training agreements shall be used only in connection with this joint venture or other joint business between the Parties involving senior housing or long-
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term care facilities, whether in Japan or anywhere else
in the world (unless Emeritus shall be offered the first right of refusal as set forth in Section 3.5.1 above and shall have determined not to participate).
This provision is designed to prevent Sanyo or third parties from using proprietary know-how or other
Confidential Information obtained from Emeritus to the detriment of Emeritus or in competition with Emeritus' core business in the senior housing and long-term care industry, and shall not preclude Sanyo from using information obtained pursuant to this Agreement in other aspects of Sanyo's business. All information provided by Emeritus to Sanyo shall be deemed to be Confidential Information whether or not marked as such by Emeritus. Furthermore, Sanyo agrees not to:

      (a) disclose to any third party Confidential
Information of Emeritus or of the Company; and

     (b) make any commercial use of such Confidential
Information of Emeritus or of the Company except as is contemplated by the operations of the Company or except as is otherwise allowed by this Agreement or the agreements contemplated by this Agreement.

     5.2 EMERITUS CONFIDENTIALITY OBLIGATIONS

     Emeritus hereby acknowledges and agrees that, through the Parties' mutual participation in the joint venture, Sanyo has shared and will share with Emeritus certain Confidential Information (as such term is defined with respect to Sanyo in Section 5.5.2 hereof.
Emeritus agrees not to disclose Confidential
Information received directly or indirectly from Sanyo or to use such Confidential Information except for the purposes and within the restrictions set forth in this Agreement. Emeritus agrees that the Confidential
Information provided by Sanyo hereby shall be used only in connection with this joint venture or other joint business between the Parties involving senior housing or long-term care facilities, whether in Japan or anywhere else in the world. All information provided by Sanyo to Emeritus shall be deemed to be Confidential
Information whether or not marked as such by Sanyo.
Furthermore, Emeritus agrees not to:

     (a) disclose to any third party Confidential
Information of Sanyo or of the Company; and

     (b) make any commercial use of such Confidential
Information of Sanyo or of the Company except as is contemplated by the operations of the Company or except as is otherwise allowed by this Agreement or the agreements contemplated by this Agreement.

      5.3 CERTAIN LIMITED DISCLOSURES

      Notwithstanding the provisions of Sections 5.1 and 5.2, however, nothing in this Agreement shall be deemed to prevent any Party from making such limited disclosures of Confidential Information of the other
Party or of the Company to its affiliates, agents, governmental authorities, subcontractors, suppliers and purchasers as is reasonably necessary to carry out the purposes of the Company.

      5.4 RESTRICTIONS

      Each Party agrees that:

      (a) it will make no more copies of Confidential
Information of the other Party or of the Company other than as is reasonably necessary on a need to know basis for such first mentioned Party's internal use or for use by third parties to which disclosure is permitted pursuant to Section 5.3 but only for such uses as contemplated by Section 5.3;

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     (b) it may, if it chooses, cause all such copies
     to be marked confidential;

     (c) it shall instruct its officers, employees, and any third parties to whom such Confidential Information may be disclosed pursuant to Section 5.3 to keep such copies confidential; and

     (d) upon any dissolution and winding up of the Company, it shall return all such copies in its possession (as well as originals) to the other Party or to the Company, as the case may be, and shall cause a11 third parties (other than governmental authorities) to return such copies and originals to such other Party or the Company.

     5.5 Definition of Confidential Information

          5.5.1 Confidential Information of Emeritus

     For the purposes of this Article 5, "Confidential
Information" of Emeritus shall include all Emeritus
Know-how and a11 technology, methods of business operation, trade secrets and other proprietary confidential information of Emeritus, including without limitation technical, pricing, commercial, or other information or data of Emeritus (including of affiliates of Emeritus), except for the Excluded
Information as defined in Section 5.5.3 below.

           5.5.2 CONFIDENTIAL INFORMATION OF SANYO

     For the purposes of this Article 5, "Confidential
Information" of Sanyo shall include all Sanyo Know-how and all technology, methods of business operation, trade secrets and other proprietary confidential information of Sanyo, including without limitation technical, commercial, or other information or data of Sanyo (including affiliates of Sanyo), except for the Excluded Information as defined in Section 5.5.3 below.

           5.5.3 EXCLUDED INFORMATION

     Each Party agrees that such of the technical or other information or data as falls within any one or more of the following categories shall be excluded from the definition of Confidential Information with respect to it or to the Company, under Section 5.5.1 or 5.5.2, as the case may be:

     (a) Information which, at the time of disclosure to the other Party, is in the public domain or which subsequently becomes part of the public domain (except by wrongful act of such other Party); or

     (b) Information which was in the possession of the other Party prior to its receipt thereof; or

     (c) Information which was received by the other
Party from a third party having no obligation of secrecy with respect thereto; or

     (d) Information which was independently developed by one Party without making use of the subject information; or

     (e) Information which has been approved for release or use by written authorization of the other
Party; or

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     Information which was disclosed pursuant to the
requirement of any governmental agency, court order or any law or regulations requiring disclosure thereof, provided that each party shall provide the other Party with prior written notice of any such disclosure.

     5.6 SURVIVAL OF OBLIGATIONS

     The provisions of this Article 5 shall take effect as of the Effective Date and shall survive any dissolution or winding-up of the Company or sale or other disposition of a Party's entire interest in the Company and any termination of this Agreement and shall remain applicable to each Party for a period of seven years following such termination, dissolution, winding up, sale or other disposition, notwithstanding such Party's withdrawal from the Company.

6. SALE, TRANSFER, OR MORTGAGE OF INTEREST IN COMPANY

      6.1  RESTRICTIONS ON SALE, TRANSFER OR MORTGAGE
           OF COMPANY INTEREST

      Except as provided in this Article 6 and except as may be otherwise agreed to by the Parties, no Party shall sell, assign, transfer, mortgage, charge or otherwise encumber any part or all of its Company interest. Any attempt to transfer in violation of this
Article 6 shall be void.

     6.2 RIGHT OF FIRST REFUSAL

     If either Party elects to sell, transfer or otherwise dispose of any or all of its interest in the Company after the elapse of five years of initial operation of the Company referred to in Section 1.6 hereof, it shall first offer in writing to sell or transfer the shares to the other Party upon the same terms and conditions as the bona fide proposed sale or transfer to a third party. In the event the other Party has not accepted such written offer and agreed to purchase the offered shares or interest within 30 days, the offering Party may sell or transfer such shares on the same terms and conditions as in the written offer to the third party.

     6.3 SURVIVAL AND WAIVER

     Failure of a Party to exercise its rights under
     Section 6.1 or 6.2 shall not
constitute a waiver thereof and a single exercise of such right shall not preclude any other or further exercise thereof. The express waiver by a Party of its rights under this Article 6 in a particular instance or circumstance shall not constitute a waiver thereof in any other instance or circumstance. 'The rights set forth in this Article 6 shall survive the termination of this Agreement.

7. DEFAULT

     7.1 EVENT OF DEFAULT

     For purposes of this Agreement, the occurrence of either of the following is to be considered an event of default ("Event of Default"):

     (a) The failure by either Party to pay all or any portion of its capital requirements, which failure to pay remains uncured for a period of thirty (30) days after notice of nonpayment by the other Party, or

      (b) Any breach by a Party of any other material duty ("material" m a duty which is

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

fundamental and if violated, would conflict with the overall intent of this Agreement) imposed upon it under this Agreement if the defaulting Party has not commenced appropriate action to cure such breach within 30 days following the giving of notice of such breach by the other Party; or

     (c) The institution (a) against Emeritus of a proceeding under any section of the Federal Bankruptcy
Code, or (b) against Sanyo under any provision of the bankruptcy laws of Japan, as now existing or hereafter amended which proceeding is not dismissed, stayed or discharged within a period of sixty (60) days after filing thereof or if stayed, which stay is thereafter lifted without a contemporaneous discharge or dismissal of such proceeding, or in the event that a receiver, trustee or like officer is appointed to take possession of any assets of the Party.

     7.2 REMEDIES UPON DEFAULT

     Upon an Event of Default, the non-defaulting Party shall have the following rights and remedies:

     (a) If the Event of Default is described in
Section 7.1 (a) or (c), either to (i) terminate and dissolve the Company pursuant to Section 9, or (ii) exercise any purchase right it may have pursuant to
Section 7.3 ; or

     (b) If the Event of Default is described in
Section 7.1(b), either to (i) terminate and dissolve the Company pursuant to Section 9, (ii) exercise any purchase right it may have pursuant to Section 7.3, or
(iii) sue the defaulting Party for specific performance or damages.

     Notwithstanding anything to the contrary in this Agreement, if the non-defaulting Party has suffered any direct loss or damages, including attorneys' fees and other out-of pocket expenses, as a result of the Event of Default, in the event that the non-defaulting Party elects either to terminate and dissolve the Company pursuant to Article 9 or to exercise its purchase right pursuant to Section 7.3, the amount of any such damages shall be offset against and deducted from any liquidation or sales proceeds to which the defaulting
Party otherwise would have been entitled.

      7.3 PURCHASE OF DEFAULTING PARTY'S INTEREST IN
      THE COMPANY

      At the election of the non-defaulting Party, the non-defaulting Party may purchase the defaulting Party's entire interest in the Company for 90% of the then fair market value of the defaulting Party's interest. For purposes of this
Section 7.3, if the Parties have not agreed in writing as to the fair market value of the defaulting Party's interest in the Company within 30 days after the non-defaulting Party has elected to purchase the defaulting
Party's interest under this Section 7.3, the Parties agree they will request the Company's independent certified public accountant to select within fifteen business days a qualified appraiser who shall decide the fair market value of the defaulting Party's interest based on a going-concern value of the Company.
All documents and Information requested by the appraiser shall be immediately provided, and the appraiser shall be requested to notify each Party as to the value of the defaulting Party's interest within 30 days of engagement. The market value as determined by the appraiser shall be final and binding upon both
Parties.

8. DEADLOCKS

     8.1 DEADLOCK PROCEDURES

     In the event that the Board of Directors is unable to approve a new Business Plan for the Company or the Board of Directors is deadlocked, either Party may declare a deadlock by notice to the other. Such notice shall not be delivered until after the Board of Directors has had a discussion regarding the issue.
Upon declaration of a deadlock, the matter shall be referred to a designated officer of Emeritus (initially
Frank Ruffo) and a designated officer of Sanyo
(initially Yasusuke Tanaka) (the "Responsible
Officers") who shall meet personally within 45 days of receipt of notice of such deadlock. If the Responsible
Officers are unable to resolve the deadlock issues within 30 days of their meeting, the provisions of
Section 8.2 below shall be implemented.

     8.2 RESOLUTION OF DEADLOCK

     If the Parties have not been able to resolve a deadlock in accordance with the provisions of Section
8.1 above, the following shall occur:

     (a) If both Parties desire to sell their interests in the Company, the Company shall be sold to a third party or liquidated and dissolved and each Party shall be entitled to its pro rata portion of the Company's assets in accordance with its Holding Ratio after provision has been made for all liabilities.

     (b) If either Party desires to purchase the other
Party's interest in the Company, the Parties shall request the Company's independent certified public accountants to select within 15 business days a qualified appraiser who shall determine the fair market value of the other Party's interest in the Company. The market value as determined by the appraiser shall be taken into serious consideration by the Parties, who shall negotiate in good faith for a period of 30 days following such market value determination, to reach an agreement regarding the purchase and sale of the interest in the Company. If the Parties at the end of such 30 days still cannot agree, the Parties will meet within the next 30 days with the Company's independent certified public accountant, who will conduct an open auction between the Parties. The independent certified public accountant shall determine which Party offered the higher price for the other Party's half interest in the Company and such Party shall have the right to purchase the other Party's interest at that price.
Unless otherwise agreed, the closing of such purchase shall take place at the registered office of the purchasing Party within 90 days after the auction. The purchase price shall be payable in cash, unless otherwise agreed by the selling Party.

9. DISSOLUTION

     9.1 EVENTS OF DISSOLUTION

     The Company shall be dissolved only in the event that:

     (a) an Event of Default has occurred and the non-defaulting Party elects to dissolve and terminate the Company;

     (b) the Parties mutually agree to dissolve and terminate the Company; or

     (c) the Parties are deadlocked and the deadlock has not been resolved as provided in Article 8.

     9.2 MANAGEMENT RIGHTS DURING DISSOLUTION

     During the period of dissolving the Company and winding up its affairs, the rights and

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

obligations of the Parties set forth herein with respect to the management of the Company shall continue. For purposes of winding up, the Parties, acting through their representatives, shall continue to act as such and shall make all decisions relating to the conduct of any business or operations in accordance with this Agreement, during the winding up period to the sale or other disposition of the Company assets. A
Party who causes the dissolution of the Company because of its default shall not be entitled to participate in the management of the Company during the winding up period.

          9.2.1 NONCASH ASSETS

     Every reasonable effort shall be made to dispose of the assets of the Company so that distribution may be made to the Parties in cash. In the case of any assets the Company might have at the time of dissolution in the form of intangible intellectual property, works in process, notes, or other noncash assets, the same shall be distributed in kind to the Parties in lieu of cash proportionate to their right to receive the assets of the Company on an equitable basis reflecting the net fair market value of the assets so distributed.

     9.3 DISPOSITION OF DOCUMENTS AND RECORDS

     All documents and records of the Company, including, without limitation, all financial records, vouchers, canceled checks and bank statements, shall be delivered to a public storage facility in Japan agreed upon by the Parties upon termination of the Company.
Unless otherwise approved by the Parties, such public storage facility shall retain such documents and records for a period of not less than ten (10) years and shall make such documents and records available during normal business hours to either Party at its request for inspection and copying at such Party's cost and expense.

10. GENERAL PROVISIONS

     10.1 COMPLETE AGREEMENT; AMENDMENT

     This Agreement constitutes the entire agreement between the Parties and supersedes all agreements, representations, warranties, statements, promises and understandings, whether oral or written with respect to the subject matter hereof, and neither Party shall be bound by or charged with any oral or written agreements, representations, warranties, statements, promises or understandings not specifically set forth in this Agreement or exhibits made hereto. This
Agreement may not be amended. altered or modified except by instrument in writing titled "Modification
No. (number modifications consecutively) to Joint
Venture Agreement" to be signed by both Parties.

     10.2 NOTICES

           10.2.1 ADDRESSES

     Notices under this Agreement shall be in writing and in English and shall be delivered by personal delivery or by certified or registered mail, postage prepaid, return receipt requested, or by facsimile (but in the event of facsimile notice, such notice shall not be effective unless the notifying Party also places such notice in the mail to the other Party) to the Parties at the addresses herein set forth and to the Company at its principal place of business. The addresses for notices are as follows:

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

      If to Emeritus:

           Emeritus Corporation
           3131 Elliott Avenue, Suite 500
           Seattle, WA 98121,
           U.S.A.
           Tel: 206-298-2909 Fax: 206-301-4500
           Attention: Frank Ruffo

      If to Sanyo:

           Sanyo Electric Co., Ltd.
           5-5, Keihan-hondori 2-chome
           Moriguchi
           Osaka 570
           Japan
           Tel: 06-994-4322
           Fax: 06-991-6522
           Attention: Yasusuke Tanaka, Managing
           Director

     By giving at least thirty (30) days' written notice thereof any Party may notify to the other Party of a change in address.

          10.2.2 EFFECTIVE DATE FOR NOTICE

     All notices, demands, and requests shall be deemed effective upon delivery in the case of personal service, at the time of dispatch in the case of facsimile, or ten days after being deposited in the mail, in the case of mailing.

     10.3 DISPUTE RESOLUTION

          10.3.1 MEDIATION PROCEDURES

     The Parties shall use their best efforts to avoid any disputes by communicating freely and openly about issues and by adhering to the general principle that in all matters, each shall seek what is fair and equitable for both Parties. In the event that the Parties are unable to reach agreement about the Budget, the Business Plan, or any other material decision to be Approved by the Board of Directors under this Agreement, the Parties agree to follow the multi-tiered procedure set out below:

     (a) A representative selected by each Party who has authority to resolve the dispute on behalf of that Party shall meet in an attempt to resolve the problem.
In preparation for such meetings, each Party will present to the other Party at least five days prior to the meeting a position statement setting forth such Party's analysis and proposed resolution of the problem.

     (b) If the representatives of the Parties are unable to resolve the problem, the Parties shall present the controversy for non-binding mediation at a neutral location, the Parties' first choice being Singapore. The mediator shall be legally trained, offered through a recognized international mediation/arbitration service in the city where the mediation occurs and in accordance with international mediation rules in effect at the place of mediation, and shall be mutually agreeable to the Parties. The expenses of the mediator shall be borne equally by the Parties. The mediation session shall not exceed two days, unless an extension is agreed to by both Parties. If the mediator is unable to effect a written settlement agreement between the Parties during the mediation session, the mediation session shall be adjourned and reconvened at a later time agreed to by the Parties and the mediator (not to exceed twenty days), at which time the mediator shall read his recommendations for settlement to the Parties and thereafter provide in written form the mediator's recommendations for settlement of the case, including the mediator's analysis of the merits of the case.

     (c) In the event of a matter involving irreparable harm as would justify the granting of a preliminary injunction, nothing shall prevent the Parties from seeking relief in the courts of the other Party's
Jurisdiction for resolution (i.e., Sanyo may commence an action for preliminary injunction in Seattle, Washington, or Emeritus may commence an action for preliminary injunction in Osaka, Japan); provided that during the pendency of such preliminary injunction, if granted, the Parties shall continue the mediation procedures set forth in this Section 10.3.1.

     (d) Except to the extent that the mediator's written opinion is presented to the court hearing the case, the results of any such mediation shall be kept confidential by the Parties.

           10.3.2 LITIGATION

     In the event that any dispute cannot be settled by mediation as set forth in Section 10.3. l, or in matters involving a preliminary injunction as referred to in Section 10.3.1(c), all disputes, controversies, or differences which may arise between Emeritus, Sanyo or the Company out of or in relation to or in connection with this Agreement, or for the breach thereof either Party may seek relief in the courts of the other Party's Jurisdiction for resolution (i.e., Sanyo may commence an action for preliminary injunction in Seattle, Washington, or Emeritus may commence an action for preliminary injunction in Osaka, Japan).
While the written opinion of the mediator shall not be binding upon the court, either Party may present that opinion for consideration by the court, and such opinion shall be given only so much weight as the court shall decide. Nothing shall prevent either Party from freely arguing for or against the reasonableness or viability of such written opinion.

           10.3.3 GOVERNING LAW

      For purposes of a written mediation opinion, the mediator may use whatever general principles of law the mediator believes helpful in analyzing the case. In the event of litigation, the law of the jurisdiction where the lawsuit is brought shall be applied.

     10.4 VALIDITY

     In the event that any provision of this Agreement shall be held to be invalid or unenforceable, the same shall not affect in any respect whatsoever the validity or enforceability of the remainder of this Agreement.

     10.5 SURVIVAL OF RIGHTS

     Except as otherwise provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the Parties signatory hereto and their respective heirs, executors, legal representative and permitted successors and assigns.

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

     10.6 WAIVER

     No consent or waiver, express or implied, by a Party to or of any breach or default by any other Party and the performance by such other Party of its obligations hereunder shall be deemed or construed to be a consent or waiver to any other breach or default in the performance by such other Party of the same or any other obligations of such Parnr hereunder.

     10.7 OPERABLE LANGUAGE

     The English version of this Agreement shall control.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first written above.


                              Emeritus Corporation




                              By: /s/ /Frank A. Ruffo
                                    -------------------
                              --------
                              Name: Frank A. Ruffo

                                Title: Vice President



                              Sanyo Electric Co., Ltd.



                              B y: /s/ Yasusuke Tanaka
                                     ------------------
                              ------------
                              Name: Yasusuke Tanaka

                                Title: President of New
                              Business Development
                              Headquarters











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